UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2017

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01, “Entry into a Material Definitive Agreement”

On December 18, 2017, the Board of Directors of Moody’s Corporation (“Moody’s”) approved a form of indemnification agreement (the “Indemnification Agreement”) between Moody’s and individuals who may serve from time to time as directors or executive officers of Moody’s. The Indemnification Agreement supplements indemnification provisions already contained in the Company’s Restated Certificate of Incorporation. Under the Indemnification Agreement, Moody’s agrees to indemnify directors and executive officers against liability arising out of the performance of their duties to Moody’s and to other entities where they provide services at the request of Moody’s. The Indemnification Agreement requires indemnification to the fullest extent permitted by law, including the Delaware General Corporation Law, for amounts that directors and executive officers become legally obligated to pay in connection with a range of legal proceedings, including reasonable attorneys’ fees, on the terms and conditions set forth in the Indemnification Agreement. The Indemnification Agreement also requires the advancement of defense expenses, on the terms and conditions set forth therein. Further, the Indemnification Agreement provides customary procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the Form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins Executive Vice President and General Counsel

Date: December 22, 2017

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